    As filed with the Securities and Exchange Commission on June 1, 1998
                             Registration Nos. 33-94886, 33-82550 and 333-10879.
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                            ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933
                            -----------------------

                          ASCEND COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                       94-3092033
(State or other jurisdiction                   (IRS Employer Identification No.)
of incorporation or organization)

                                ONE ASCEND PLAZA
                            1701 HARBOR BAY PARKWAY
                               ALAMEDA, CA 94502

              (Address of principal executive offices) (Zip Code)

                            ------------------------
                          ASCEND COMMUNICATIONS, INC.
                           1998 STOCK INCENTIVE PLAN
                           (Full title of the Plans)

                            -----------------------

                                  MORY EJABAT
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                          ASCEND COMMUNICATIONS, INC.
                                ONE ASCEND PLAZA
                            1701 HARBOR BAY PARKWAY
                               ALAMEDA, CA  94502
                                 (510) 769-6001

(Name, address including zip code, and telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

================================================================================

                                          Proposed      Proposed
     Title of                             Maximum       Maximum
    Securities         Amount             Offering      Aggregate     Amount of
      to be            to be                Price       Offering     Registration
    Registered      Registered(1)        per Share(2)   Price(2)        Fee(3)
    ----------      ------------         ------------   ---------    ------------

Common Stock        35,106,564 shares    $42.75        $384,750,000   $113,501.25
$0.001 par value

================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Ascend Communications, Inc. 1998 Stock Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of the Registrant's Common Stock on May 26, 1998, as reported by the Nasdaq National Market.

(3) Under General Instruction E, the Registration Fee is calculated solely on the basis of the additional 9,000,000 shares of Common Stock authorized for issuance under the new Plan. The applicable filing fees have been paid for the remaining 26,106,564 shares in connection with their registration on the Form S-8 Registration Statements Nos. 33-82550, 33-94886 and 333-10879.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference
         ---------------------------------------

         Ascend Communications, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

        (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, as amended on May 29, 1998, filed with the SEC on March 31, 1998; and

        (b) The Registrant's Registration Statement No. 000-23774 on Form 8-A filed with the SEC on March 31, 1994 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

        All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities
         -------------------------

         Not Applicable.


Item 5.  Interests of Named Experts and Counsel
         --------------------------------------

         Not Applicable.


Item 6.  Indemnification of Directors and Officers
         -----------------------------------------

         Delaware law authorizes corporations to eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach or alleged breach of the directors' "duty of care." While the relevant statute does not change directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The statute has no effect on directors' duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, illegal payment of dividends and approval of any transaction from which a director derives an improper personal benefit.

         The Registrant has adopted provisions in its Certificate of Incorporation which eliminate the personal liability of its directors to the Registrant and its stockholders for monetary damages for breach or alleged breach of their duty of care. The Bylaws of the Registrant provide for indemnification of its directors, officers, employees and agents to the full extent permitted by the General Corporation Law of the State of Delaware, the Registrant's state of incorporation, including those circumstances in which indemnification would otherwise be discretionary under Delaware law. Section 145 of the General Corporation Law of the State of Delaware provides for indemnification in terms sufficiently broad to indemnify such individuals, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act").

Item 7.  Exemption from Registration Claimed
         -----------------------------------

         Not Applicable.


Item 8.  Exhibits
         --------

  Number    Exhibit
  ------    -------

  4         Instruments Defining Rights of Stockholders.  Reference is made to
            Registrant's Registration Statement No. 000-23774 on Form 8-A,
            including the exhibits thereto, which is incorporated herein by reference pursuant to Item 3(b).
  5         Opinion and consent of Brobeck, Phleger & Harrison LLP.
  23.1      Consent of Independent Auditors.
  23.2      Consent of Independent Accountants.
  23.3      Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit
            5.
  24        Power of Attorney. Reference is made to page II-3 of this
            Registration Statement.
  99        1998 Stock Incentive Plan.


Item 9.  Undertakings
         ------------

  A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall
                        --------
not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 1998 Stock Incentive Plan.

  B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers, or controlling persons of the Registrant pursuant to the foregoing indemnification provisions summarized in
Item 6 or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alameda, State of California on this 21st day of May 1998.

                              ASCEND COMMUNICATIONS, INC.


                              By: /s/ Mory Ejabat
                                  -------------------------------------
                                  Mory Ejabat
                                  President and Chief Executive Officer


                               POWER OF ATTORNEY
                               -----------------

KNOW ALL PERSONS BY THESE PRESENTS:

          That the undersigned officers and directors of Ascend Communications, Inc., a Delaware corporation, do hereby constitute and appoint Mory Ejabat and Michael F.G. Ashby and each one of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

          IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                Title                                     Date
---------                -----                                     ----


/s/ Mory Ejabat         President and Chief Executive              May 21, 1998
----------------------- Officer (Principal Executive Officer)
Mory Ejabat




Michael F.G. Ashby      Executive Vice President, Chief            May 21, 1998
----------------------- Financial Officer (Principal Financial
Michael F.G. Ashby      Officer and Principal Accounting Officer)

Signature                Title                                    Date
---------                -----                                    ----

/s/ Daniel E. Smith      Director, Executive Vice President and   May 21, 1998
-----------------------  General Manager, Core System
Daniel E. Smith

/s/ Betsy S. Atkins      Director                                 May 21, 1998
-----------------------
Betsy S. Atkins

/s/ Robert K. Dahl       Director                                 May 21, 1998
-----------------------
Robert K. Dahl

/s/ Roger L. Evans       Director                                 May 21, 1998
-----------------------
Roger L. Evans

/s/ C. Richard Kramlich  Director                                 May 21, 1998
-----------------------
C. Richard Kramlich

/s/ James P. Lally       Director                                 May 21, 1998
-----------------------
James P. Lally


/s/ Martin Schoffstall   Director                                 May 21, 1998
-----------------------
Martin Schoffstall

                                 EXHIBIT INDEX
                                 -------------


  Number    Exhibit
  ------    -------


  4         Instruments Defining Rights of Stockholders.  Reference is made to
            Registrant's Registration Statement No. 000-23774 on Form 8-A,
            including the exhibits thereto, which is incorporated herein by reference pursuant to Item 3(b).
  5         Opinion and consent of Brobeck, Phleger & Harrison LLP.
  23.1      Consent of Independent Auditors.
  23.2      Consent of Independent Accountants.
  23.3      Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit
            5.
  24        Power of Attorney. Reference is made to page II-3 of this
            Registration Statement.
  99        1998 Stock Incentive Plan.